Chrysler Financial DaimlerChrysler Auto Trust 2004-A Monthly Servicer’s Certificate (HV)	Distribution Date: 08-Nov-04 Page 1 of 2

Payment Determination Statement Number 8
Distribution Date 08-Nov-04

Dates Covered	From and Including	To and Including
Collections Period	01-Oct-04	31-Oct-04
Accrual Period	08-Oct-04	07-Nov-04
30/360 Days	30
Actual/360 Days	31
	Number of
Collateral Pool Balance Data	Accounts	$Amount
Pool Balance — Beginning of Period	76,478	1,211,421,361.36
Collections of Installment Principal		25,335,764.96
Collections Attributable to Full Payoffs		17,508,919.99
Principal Amount of Repurchases		0.00
Principal Amount of Gross Losses		2,231,128.07

Pool Balance — End of Period	74,491	1,166,345,548.34

Pool Statistics		End of Period
Initial Pool Balance (Pool Balance at the Purchase Date)		1,574,003,577.68
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)		74.10%
Ending O/C Amount		89,358,115.03
Coverage Ratio (Ending Pool Balance as a Percent of Ending Notes)		108.30%
Cumulative Net Losses		4,995,012.21
Net Loss Ratio (3 mo. Weighted Avg.)		0.96940%
Cumulative Recovery Ratio		54.66%
60+ Days Delinquency Amount		5,192,608.81
Delinquency Ratio (3 mo. Weighted Avg.)		0.42920%
Weighted Average APR		5.984%
Weighted Average Remaining Term (months)		45.22
Weighted Average Seasoning (months)		17.30

Chrysler Financial	Distribution Date:	08-Nov-04
DaimlerChrysler Auto Trust 2004-A Monthly Servicer's Certificate (HV)		Page 2 of 2
Cash Sources

Collections of Installment Principal		25,335,764.96
Collections Attributable to Full Payoffs		17,508,919.99
Principal Amount of Repurchases		0.00
Recoveries on Loss Accounts		1,052,768.09
Collections of Interest		5,758,750.82
Investment Earnings		43,682.92
Reserve Account		3,750,000.00

Total Sources		53,449,886.78

Cash Uses

Servicer Fee		1,009,517.80
A Note Interest		1,716,082.98
Priority Principal Distribution Amount		0.00
B Note Interest		106,875.00
Reserve Fund		3,750,000.00
Regular Principal Distribution Amount		41,359,780.90
Distribution to Certificateholders		5,507,630.10

Total Cash Uses		53,449,886.78

Administrative Payment

Total Principal and Interest Sources		53,449,886.78
Investment Earnings in Trust Account		(43,682.92)
Daily Collections Remitted		(45,950,808.42)
Cash Reserve in Trust Account		(3,750,000.00)
Servicer Fee (withheld)		(1,009,517.80)
O/C Release to Seller		(5,507,630.10)

Payment Due to/(from) Trust Account		(2,811,752.46)

O/C Release	(Prospectus pg S18-S20)

Pool Balance		1,166,345,548.34
Yield Supplement O/C Amount		(32,674,565.91)

Adjusted Pool Balance		1,133,670,982.43

Total Securities		1,076,987,433.31

Adjusted O/C Amount		56,683,549.12

O/C Release Threshold		56,683,549.12

O/C Release Period?		Yes

O/C Release		5,507,630.10

	Beginning	Ending	Principal	Principal per	Interest	Interest per
	Balance	Balance	Payment	$1000 Face	Payment	$1000 Face
Notes
Class A-1 380,000,000 @ 1.0725%	0.00	0.00	0.00	0.0000000	0.00	0.0000000
Class A-2 427,000,000 @ 1.41%	425,347,214.21	383,987,433.31	41,359,780.90	110.2927491	499,782.98	1.3327546
Class A-3 366,000,000 @ 2.00%	366,000,000.00	366,000,000.00	0.00	0.0000000	610,000.00	1.2708333
Class A-4 282,000,000 @ 2.58%	282,000,000.00	282,000,000.00	0.00	0.0000000	606,300.00	2.7559091
Class B 45,000,000 @ 2.85%	45,000,000.00	45,000,000.00	0.00	0.0000000	106,875.00	2.3750000

Total Notes	1,118,347,214.21	1,076,987,433.31	41,359,780.90		1,822,957.98

     • Class A-1 Interest is computed on an Actual/360 Basis. Days in current period 31